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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 4, 1997




                             MEDICAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                    0-20440               13-3584552
 (State of other jurisdiction      (Commission File         (IRS Employer
      of incorporation)                 Number)           Identification No.)



    15 State Street, Hackensack, NJ                                 07601
 (Address of principal executive offices)                         Zip Code




    Registrant's telephone number, including area code: (201) 488-6230







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Item 4.  Changes in Registrant's Certifying Accountant

         On December 4, 1997, Coopers & Lybrand LLP ("Coopers & Lybrand") resigned as auditor of Medical Resources, Inc. (the "Company").

         In connection with the audit of the Company's financial statements for the fiscal year ended December 31, 1996 and in the subsequent interim period (the "Reporting Period"), there were no matters of disagreement with Coopers & Lybrand on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Coopers & Lybrand, would have caused Coopers & Lybrand to make reference thereto in their report. During the Reporting Period, Coopers & Lybrand's report on the Company's financial statements did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

         The Company has requested Coopers & Lybrand to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

         The Company has engaged Ernst & Young, LLP ("Ernst & Young") to audit the financial statements of the Company. The Company engaged Ernst & Young on December 8, 1997. Ernst & Young had previously served as the Company's independent auditors for the fiscal years ended December 31, 1994 and 1995.

Item 5.  Other Events

         Effective December 8, 1997, D. Gordon Strickland and Peter J. Powers were appointed to the Board of Directors of the Company.

         Mr. Strickland, age 50, was President and Chief Financial Officer of Kerr Group, Inc., a plastic packaging company, from 1996 to September 1997. From 1986 to 1996, he served as Senior Vice President, Finance and Chief Financial Officer of Kerr Group.

         Mr. Powers, age 53, is the Chairman of High View Capital, which serves as a parent company to High View Horizon, a joint venture with Horizon Asset Management, a financial research firm. Prior to joining High View, Mr. Powers served as the First Deputy Mayor of New York City under Mayor Rudolph Giuliani and oversaw the day-to-day operations of City government.

                                       1

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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            MEDICAL RESOURCES, INC.



Dated:  December 11, 1997                   By:   /s/ Lawrence Ramaekers
                                               -------------------------
                                            Name:  Lawrence Ramaekers
                                            Title: Acting Chief Executive
                                                    Officer